EXHIBIT 5

[LETTERHEAD OF VENABLE LLP]

June 23, 2005

SafeNet, Inc.
4690 Millennium Drive
Belcamp, Maryland 21017

     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel for SafeNet, Inc. (the “Corporation”) in connection with the filing of the Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Registration Statement”), pertaining to the registration of 34,765 shares (the “Shares”) of common stock, par value $.01 per share, of the Corporation (“Common Stock”) for issuance and sale pursuant to the MediaSentry, Inc. 2004 Equity Incentive Plan (the “Plan”) and other written arrangements with holders of options to purchase shares of common stock of MediaSentry, Inc. (the “Individual Agreements”).

     As counsel for the Corporation, we are familiar with the Certificate of Incorporation and Bylaws of the Corporation. We have examined the Plan, the form of Individual Agreements and the prospectus to be provided to Plan participants and parties to the Individual Agreements. We have further examined and relied upon a certificate of the Secretary of State of the State of Delaware to the effect that the Corporation is duly incorporated and existing under the laws of the State of Delaware and is in good standing and duly authorized to transact business in the State of Delaware.

     We have also examined and relied upon certain resolutions of the Board of Directors of the Corporation relating to the issuance of the Shares and such other corporate records of the Corporation and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. With respect to the documents we have reviewed, we have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies and the authenticity of such original documents. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Corporation.

     In rendering our opinion, we have also assumed that the Corporation shall have sufficient authorized and unissued shares of Common Stock available at the time of each issuance of the Shares and that the relevant provisions of the Certificate of Incorporation and Bylaws of the Corporation and the Delaware General Corporation Law in effect at the time of issuance of any of the Shares will not differ in any relevant respect from the analogous provisions of the Certificate of Incorporation and Bylaws of the Corporation and the Delaware General Corporation Law in effect as of the date of this opinion and that no additional relevant provisions shall have been added subsequent to the date hereof.

     Based upon and subject to the foregoing, we are of the opinion that when sold, issued and paid for as contemplated in the Plan and the Individual Agreements, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

     This letter is strictly limited to the matters expressly set forth herein and no statements or opinions should be inferred beyond such matters. It expresses our opinion with respect to the General Corporation Law of the State of Delaware (without regard to the principles of conflicts of laws thereof) governing matters such as the authorization and issuance of stock as such laws are in effect as of the date hereof, as well as the pertinent provisions of the Delaware Constitution and reported judicial decisions interpreting such laws related to the matters set forth herein as in effect as of the date hereof. We assume no obligation to update the opinion set forth herein. This opinion does not extend to the securities or “blue sky” laws of Delaware, Maryland or any other state, to federal securities laws or to other laws.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder. This opinion is intended solely for your use in connection with the transactions described above. It may not be relied upon for any other purpose without our prior written consent.

Very truly yours,

/s/ Venable LLP